                                                          Exhibit (99)-3
                                                          ComEd Financing II
                                                          Form S-4 File No. 333-


                               ComEd Financing II
                               OFFER TO EXCHANGE
                                      Its
                       8.50% Series B Capital Securities
          Which Have Been Registered Under the Securities Act of 1933
                       for Any and All of Its Outstanding
                       8.50% Series A Capital Securities
                (Liquidation Amount $1,000 per Capital Security)


To Our Clients:

     Enclosed for your consideration are the Prospectus, dated ___________, 1997 (as the same may be amended and supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together with the Prospectus constitute the "Exchange Offer"), in connection with the offer by ComEd Financing II, a Delaware statutory business trust (the "Trust), to exchange the Trust's 8.50% Series B Capital Securities ( the "New Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of the Trust's outstanding 8.50% Series A Capital Securities (the "Old Capital Securities"), upon the terms and subject to the conditions set forth in the Exchange Offer.

     The Exchange Offer will expire at 5:00 p.m., New York City time, on ____________, 1997, unless extended (the "Expiration Date").

     We are holding Old Capital Securities for your account. An exchange of the Old Capital Securities can be made only by us and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to exchange the Old Capital Securities held by us for your account. The Exchange Offer provides a procedure for holders to tender by means of guaranteed delivery.

     We request information as to whether you wish us to exchange any or all of the Old Capital Securities held by us for your account upon the terms and subject to the conditions of the Exchange Offer.

     Your attention is directed to the following:

          1. The forms and terms of the New Capital Securities are the same in all material respects as the forms and terms of the Old Capital Securities (which they replace) except that the New Capital Securities have been registered under the Securities Act. Distributions on the New Capital Securities will accumulate from the most recent January 15 or July 15 on which distributions were paid or provided for on the Old Capital Securities, or, if no distributions have been paid or provided for on the Old Capital Securities, from January 24, 1997.

          2. Based on an interpretation by the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "SEC") as set forth in certain interpretive letters addressed to third parties in other transactions, Commonwealth Edison Company, an Illinois corporation ("ComEd"), and the Trust believe that a holder of Old Capital Securities

     (other than a holder who is (a) a broker-dealer who purchased the Old Capital Securities directly from the Trust to resell pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, (b) a person participating in the distribution of the Old Capital Securities or (c) a person who is an "affiliate" of ComEd or the Trust) who exchanges Old Capital Securities in the Exchange Offer for New Capital Securities and then resells such New Capital Securities will be viewed by the staff no differently than a non-affiliated purchaser of registered securities who purchases such securities in a registered primary offering of securities and, after completion of such registered offering, may resell the New Capital Securities without further compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. See "Brown & Wood LLP,") SEC No-Action Letter (available February 7, 1997), "Shearman & Sterling," SEC No-Action Letter (available July 2, 1993), "Morgan Stanley & Co., Inc.," SEC No-Action Letter (available June 5, 1991) and "Exxon Capital Holdings Corporation," SEC No-Action Letter (available May 13, 1988).

          3. The Exchange Offer is not conditioned on any minimum aggregate liquidation amount of Old Capital Securities being tendered except that Old Capital Securities may be tendered only in an aggregate liquidation amount of $1,000 (1 Old Capital Security) and integral multiples in excess thereof, provided that if any Old Capital Securities are tendered for exchange in part, the untendered aggregate Liquidation Amount thereof must be $100,000 (100 Old Capital Securities) or any integral multiple of $1,000 (1 Old Capital Security) in excess thereof. The New Capital Securities will be exchanged for the Old Capital Securities at the rate of one New Capital Security ($1,000 liquidation amount) for each Old Capital Security ($1,000 liquidation amount).

          4. Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, ComEd and the Trust will not be required to accept any Old Capital Securities for exchange or to exchange any New Capital Securities for any Old Capital Securities and may terminate the Exchange Offer (whether or not any Old Capital Securities have been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the conditions described in the Prospectus under "The Exchange Offer - Conditions of the Exchange Offer" have occurred or exist or have not been satisfied.

          5. Tendered Old Capital Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, if such Old Capital Securities have not previously been accepted for exchange pursuant to the Exchange Offer.

          6. Any transfer taxes applicable to the exchange of Old Capital Securities pursuant to the Exchange Offer will be paid by ComEd, except as otherwise provided in Instruction 9 of the Letter of Transmittal.

     If you wish to have us tender any or all of your Old Capital Securities, please so instruct us by completing, detaching and returning to us the instruction form attached hereto. An envelope to return your instructions is enclosed. If you authorize a tender of your Old Capital Securities, the entire liquidation amount of Old Capital Securities held for your account will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

     The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of the Old Capital Securities in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction or would otherwise not be in compliance with any provision of any applicable security law.

                              ComEd Financing II
                               OFFER TO EXCHANGE
                                      Its
                       8.50% Series B Capital Securities
          Which Have Been Registered Under the Securities Act of 1933
                       for Any and All of Its Outstanding
                       8.50% Series A Capital Securities
                (Liquidation Amount $1,000 per Capital Security)


Instructions to Registered Holder from Beneficial Owner

          The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal in connection with the offer by the Trust to exchange New Capital Securities for Old Capital Securities.

          This will instruct you to tender the liquidation amount of Old Capital Securities indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

          The undersigned represents that (i) it is not an "affiliate" of ComEd or the Trust, (ii) any New Capital Securities to be received by the undersigned are being acquired in the ordinary course of the undersigned's business, (iii) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) the undersigned is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities.

          A broker-dealer who holds Old Capital Securities for its own account as a result of market-making activities or other trading activities and who receives New Capital Securities in exchange for such Old Capital Securities pursuant to the Exchange Offer may be deemed to be an "underwriter" within the meaning of the Securities Act and will be required to deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. If the undersigned is a broker-dealer which acquired any of the Tendered Old Capital Securities for its own account as the result of market-making activities or other trading activities (a "Participating Broker-Dealer"), such broker-dealer acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Capital Securities received in exchange for any of such Tendered Old Capital Securities that were acquired for its own account as the result of market-making activities or other trading activities. Notwithstanding the foregoing, the undersigned does not thereby admit that it is an "underwriter" within the meaning of the Securities Act.

          The undersigned understands that ComEd and the Trust have agreed that, subject to the provisions of the Registration Rights Agreement (as defined in the Prospectus) and to the limitations described under "The Exchange Offer - Resales of New Capital Securities" in the Prospectus, the Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities that were acquired by such Participating Broker-Dealer for its own account as a result of market-making activities or other trading activities, for a period ending 90 days after the Expiration Date or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. If the undersigned is a Participating Broker-Dealer, the undersigned agrees that, upon receipt of notice from ComEd or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in the Prospectus untrue in any material respect or which causes the Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference therein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the registration rights agreement, such Participating
Broker-Dealer will suspend the sale of New Capital Securities pursuant to the Prospectus until ComEd or the Trust has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or ComEd or the Trust has given notice that the sale of the New Capital Securities may be resumed, as the case may be.

                                                Sign Here


                                 __________________________________________
                                               Signature(s)



Securities which are to be tendered:

Tender all of the Old Capital Securities

     Aggregate Liquidation Amount*
     ----------------------------

[_] Old Capital Securities______________


________________________________________
        Name(s) (Please Print)


________________________________________
               Address


________________________________________
              Zip Code


________________________________________
      Area Code and Telephone No.


Dated:  _________________, 1997



________________________
*Unless otherwise indicated, it will be assumed that all of the Old Capital Securities listed are to be tendered.


                                      -2-